Western Alliance Bancorporation Names Vishal Idnani as Next Chief Financial Officer
Current Vice Chairman and Chief Financial Officer, Dale Gibbons, to transition to new leadership role as Vice Chairman and Chief Banking Officer, Deposit Initiatives and Innovation

PHOENIX — July 17, 2025 — Western Alliance Bancorporation (NYSE: WAL), one of the country’s top- performing banking companies, today announced a planned transition in the Chief Financial Officer position, with Vishal Idnani joining the Company to assume the role of CFO and Dale Gibbons transitioning to a new leadership position focused on the Company’s organic deposit strategy. Idnani will become Chief Financial Officer effective January 2, 2026, reporting to Western Alliance President and Chief Executive Officer Ken Vecchione. He will be based in Phoenix.
Idnani joins Western Alliance with a wealth of financial services industry experience, having served as a trusted advisor to over 50 regional banks, including the Company, during two decades at J.P. Morgan. Idnani is currently serving as a Managing Director in the Financial Institutions Group at J.P. Morgan, with expertise in strategic financial operations including accounting, corporate finance, regulatory matters and deal-related execution to consistently achieve successful results.
“I have known and worked with Vishal since my return to the bank in 2017, and he has been one of my most reliable and trusted outside advisors. His proven ability to foster key stakeholder relationships with executive management and the Board showcases his capacity to drive strategic initiatives and deliver outstanding financial results,” said Vecchione. “Enlisting a senior leader with an in-depth understanding of our strengths and appreciation of our culture gives me great confidence that he will be an exceptional asset to our leadership team and to Western Alliance as a whole.”
Western Alliance Bancorporation’s long-time Vice Chairman and CFO Dale Gibbons will transition to the new role of Vice Chairman and Chief Banking Officer, Deposit Initiatives and Innovation, enabling the organization to further prioritize its organic deposit-generating business lines, including Business Escrow Services, Western Alliance Trust Company, Juris Banking, Digital Assets, HOA Banking and Consumer Digital, while providing key oversight for other strategic Bank initiatives.
Throughout his remarkable tenure as CFO since 2003, Gibbons has been instrumental to driving the Company’s success by guiding the financial performance of the organization through its organic growth trajectory and navigating market cycles. Under Gibbons’ guidance as CFO, Western Alliance has consistently achieved outstanding financial results, including Tangible Book Value Per Share (TBVPS) growth more than 7.5 times greater than peer banks since the end of 2014. His stellar professional accolades include earning #1 Best CFO rankings on Extel’s/Institutional Investor’s All-America Executive Team Midcap Banks for many years running.
"For more than 20 years, Dale has played an invaluable role at Western Alliance, helping to shape our organization as one of the country’s top-performing financial institutions,” added Vecchione. “In recent years, Dale also has guided key deposit business units toward continued expansion, and I know he will continue to bring tremendous value to Western Alliance as Vice Chairman and Chief Banking Officer, Deposit Initiatives and Innovation, as we build on our exciting momentum and continue to advance our National Commercial Bank Strategy.”

To learn more about Western Alliance Bank, visit www.westernalliancebancorporation.com.
About Western Alliance Bank
With more than $85 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, clients benefit from a full spectrum of tailored commercial banking solutions and consumer products, all delivered with outstanding service by industry experts who put customers first. Major accolades include being ranked as a top U.S. bank in 2024 by American Banker and Bank Director and receiving #1 rankings on Extel’s (previously Institutional Investor’s) All-America Executive Team Midcap Banks 2024 for Best CEO, Best CFO and Best Company Board of Directors. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit Western Alliance Bank.
Forward-Looking Information
This press release contains forward-looking statements that relate to expectations and beliefs concerning matters that are not historical facts, in particular relating to statements addressing the beliefs, plans, objectives or expectations of Western Alliance Bancorporation and Western Alliance Bank regarding future growth, success and strategy, and the quotations from Vecchione. These forward-looking statements are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including the risks and uncertainties described in Western Alliance Bancorporation’s reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
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Media contact: Stephanie Whitlow, swhitlow@westernalliancebank.com